EXHIBIT 3.2

EQUITY OFFICE PROPERTIES TRUST

ARTICLES OF RESTATEMENT

     THIS IS TO CERTIFY THAT:

     FIRST: Equity Office Properties Trust, a Maryland real estate investment trust (the “Trust”), desires to restate its Declaration of Trust as currently in effect.

     SECOND: The following provisions are all the provisions of the Declaration of Trust currently in effect:

ARTICLE I

FORMATION

     The Trust is a real estate investment trust within the meaning of Title 8. The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or a corporation (but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Code).

ARTICLE II

NAME

     The name of the Trust is: Equity Office Properties Trust.

     Under circumstances in which the Board of Trustees of the Trust (the “Board of Trustees” or “Board”) determines that the use of the name of the Trust is not practicable, the Trust may use any other designation or name for the Trust.

ARTICLE III

PURPOSES AND POWERS

     Section 3.1 Purposes. The purposes for which the Trust is formed are to invest in and to acquire, hold, manage, administer, control and dispose of property, including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”).

     Section 3.2 Powers. The Trust shall have all of the powers granted to real estate investment trusts by Title 8 and all other powers set forth in the Declaration of Trust which are not inconsistent with law and are appropriate to promote and attain the purposes set forth in the Declaration of Trust.

ARTICLE IV

RESIDENT AGENT

     The name of the resident agent of the Trust in the State of Maryland is James J. Hanks, Jr., whose post office address is c/o Venable LLP, Suite 1800, Two Hopkins Plaza, Baltimore, Maryland 21201. The resident agent is a citizen of and resides in the State of Maryland. The Trust may have such offices or places of business within or outside the State of Maryland as the Board of Trustees may from time to time determine.

ARTICLE V

BOARD OF TRUSTEES

     Section 5.1 Powers. Subject to any express limitations contained in the Declaration of Trust or in the Bylaws, (a) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees (sometimes hereinafter the “Board”) and (b) the Board shall have full, exclusive and absolute power, control and authority over any and all property of the Trust. The Board may take any action as in its sole judgment and discretion is necessary or appropriate to conduct the business and affairs of the Trust. The Declaration of Trust shall be construed with the presumption in favor of the grant of power and authority to the Board. Any construction of the Declaration of Trust or determination made in good faith by the Board concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Trustees included in the Declaration of Trust or in the Bylaws shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Declaration of Trust or the Bylaws or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board or the Trustees under the general laws of the State of Maryland or any other applicable laws.

     The Board, without any action by the shareholders of the Trust, shall have and may exercise, on behalf of the Trust, without limitation, the power to determine that compliance with any restriction or limitations on ownership and transfers of shares of the Trust’s beneficial interest set forth in Article VII of the Declaration of Trust is no longer required in order for the Trust to qualify as a REIT; to adopt Bylaws of the Trust, which may thereafter be amended or repealed as provided therein; to elect officers in the manner prescribed in the Bylaws; to solicit proxies from holders of shares of beneficial interest of the Trust; and to do any other acts and deliver any other documents necessary or appropriate to the foregoing powers.

     Section 5.2. Number and Election. The number of Trustees (hereinafter the “Trustees”) shall be not less than nine but may be increased to a maximum of sixteen pursuant to the Bylaws of the Trust. Notwithstanding the foregoing, if for any reason any or all of the Trustees cease to be Trustees, such event shall not terminate the Trust or affect the Declaration of Trust or the powers of the remaining Trustees. The Trustees shall be elected by the shareholders at every annual meeting thereof in the manner provided in the Bylaws or, in order to fill any vacancy on the Board of Trustees, in the manner provided in the Bylaws. The Trustees may increase the number of Trustees and fill any vacancy, whether resulting from an increase in the number of Trustees or otherwise, on the Board of Trustees. All Trustees shall hold office for a term expiring at the next succeeding annual meeting of shareholders, with the Trustees to hold office until their successors are duly elected and qualified. Election of Trustees by shareholders shall require the vote and be in accordance with the procedures set forth in the Bylaws.

     It shall not be necessary to list in the Declaration of Trust the names and addressees of any Trustees hereinafter elected.

     Section 5.3 Resignation, Removal or Death. Any Trustee may resign by written notice to the Board, effective upon execution and delivery to the Trust of such written notice or upon any future date specified in the notice. Subject to the rights of holders of one or more classes or series of Preferred Shares, as hereinafter defined, to elect one or more Trustees, a Trustee may be removed at any time, only with cause, at a meeting of the shareholders, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote generally in the election of Trustees.

ARTICLE VI

SHARES OF BENEFICIAL INTEREST

     Section 6.1 Authorized Shares. The beneficial interest of the Trust shall be divided into shares of beneficial interest (the “Shares”). The Trust has authority to issue 750 million common shares of beneficial interest, $.01 par value per share (“Common Shares”), and 100 million preferred shares of beneficial interest, $.01 par value per share (“Preferred Shares”). The Board of Trustees, with the approval of the shareholders of the Trust by a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present, may amend the Declaration of Trust from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class that the Trust has authority to issue.

     Section 6.2 Common Shares. Subject to the provisions of Article VII, each Common Share shall entitle the holder thereof to one vote on each matter upon which holders of Common Shares are entitled to vote. The Board of Trustees may reclassify any unissued Common Shares from time to time in one or more classes or series of Shares.

     Section 6.3 Preferred Shares. The Board of Trustees may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more series of Shares.

     Section 6.4 Classified or Reclassified Shares. Prior to issuance of classified or reclassified Shares of any class or series, the Board of Trustees by resolution shall (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set, subject to the provisions of Article VII and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Trust to file articles supplementary with the State Department of Assessments and Taxation of Maryland (the “SDAT”). Any of the terms of any class or series of Shares set pursuant to clause (c) of this Section 6.4 may be made dependent upon facts ascertainable outside the Declaration of Trust (including the occurrence of any event, including a determination or action by the Trust or any other person or body) and may vary among holders thereof, provided that the manner in which such facts or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary filed with the SDAT.

     The Trust has authorized 7,000,000 shares of 5.25% Series B Convertible Preferred Shares of Beneficial Interest having the terms set forth in Exhibit A, 4,600,000 shares of 8 5/8% Series C Cumulative Preferred Shares of Beneficial Interest having the terms set forth in Exhibit B and 9,200,000 shares of 7.75% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest having the terms set forth in Exhibit

C.

     Section 6.5 Authorization by Board of Share Issuance. The Board of Trustees may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Trustees may deem advisable (or without consideration in the case of a Share split or Share dividend), subject to such restrictions or limitations, if any, as may be set forth in the Declaration of Trust or the Bylaws of the Trust.

     Section 6.6 Dividends and Distributions. The Board of Trustees may from time to time authorize and declare to shareholders such dividends or distributions, in cash or other assets of the Trust or in securities of the Trust or from any other source as the Board of Trustees in its discretion shall determine. The Board of Trustees shall endeavor to declare and pay such dividends and distributions as shall be necessary for the Trust to qualify as a real estate investment trust under the Code; however, shareholders shall have no right to any dividend or distribution unless and until authorized and declared by the Board. The exercise of the powers and rights of the Board of Trustees pursuant to this Section 6.6 shall be subject to the provisions of any class or series of Shares at the time outstanding. Notwithstanding any other provision in the Declaration of Trust, no determination shall be made by the Board of Trustees nor shall any transaction be entered into by the Trust which would cause any Shares or other beneficial interest in the Trust not to constitute “transferable shares” or “transferable certificates of beneficial interest” under Section 856(a)(2) of the Code or which would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.

     Section 6.7 General Nature of Shares. All Shares shall be personal property entitling the shareholders only to those rights provided in the Declaration of Trust. The shareholders shall have no interest in the property of the Trust and shall have no right to compel any partition, division, dividend or distribution of the Trust or of the property of the Trust. The death of a shareholder shall not terminate the Trust. The Trust is entitled to treat as shareholders only those persons in whose names Shares are registered as holders of Shares on the beneficial interest ledger of the Trust.

     Section 6.8 Fractional Shares. The Trust may, without the consent or approval of any shareholder, issue fractional Shares, eliminate a fraction of a Share by rounding up or down to a full Share,

arrange for the disposition of a fraction of a Share by the person entitled to it, or pay cash for the fair value of a fraction of a Share.

     Section 6.9 Declaration and Bylaws. All shareholders are subject to the provisions of the Declaration of Trust and the Bylaws of the Trust.

     Section 6.10 Divisions and Combinations of Shares. Subject to an express provision to the contrary in the terms of any class or series of beneficial interest hereafter authorized, the Board of Trustees shall have the power to divide or combine the outstanding shares of any class or series of beneficial interest, without a vote of shareholders.

ARTICLE VII

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

     Section 7.1 Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

     Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

     Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in Chicago, Illinois are authorized or required by law, regulation or executive order to close.

     Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 7.3.7, provided that each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) and 170(c)(2) of the Code.

     Charitable Trust. The term “Charitable Trust” shall mean any trust provided for in Section 7.2.1(b)(i) and Section 7.3.1.

     Charitable Trustee. The term “Charitable Trustee” shall mean the Person unaffiliated with the Trust and a Prohibited Owner, that is appointed by the Trust to serve as trustee of the Charitable Trust.

     Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

     Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

     Declaration of Trust. The term “Declaration of Trust” shall mean this Amended and Restated Declaration of Trust as filed for record with the SDAT, and any amendments thereto.

     Effective Time. The term “Effective Time” shall mean the later of (i) the time the SDAT accepts for record articles of merger relating to the merger of Cornerstone Properties, Inc. with and into the Trust or (ii) the time established under such articles, not to exceed 30 days after the articles are accepted for record by the SDAT.

     Excepted Holder. The term “Excepted Holder” shall mean a shareholder of the Trust for whom an Excepted Holder Limit is created by the Board of Trustees pursuant to Section 7.2.7.

     Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Trustees pursuant to Section 7.2.7, and subject to adjustment pursuant to Section 7.2.8, the percentage limit established by the Board of Trustees pursuant to Section 7.2.7.

     Initial Date. The term “Initial Date” shall mean the date upon which this Amended and Restated Declaration of Trust containing this Article VII is filed for record with the SDAT.

     Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date. The “Closing Price” on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ Stock Market or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of Trustees or, in the event that no trading price is available for such Shares, the fair market value of Shares, as determined in good faith by the Board of Trustees.

     Non-U.S. Person. The term “Non-U.S. Person” shall mean a Person other than a U.S. Person.

     NYSE. The term “NYSE” shall mean the New York Stock Exchange, Inc.

     Ownership Limit. The term “Ownership Limit” shall mean (i) with respect to the Common Shares, 9.9% (in value or number of shares, whichever is more restrictive) of the outstanding Common Shares of the Trust; and (ii) with respect to any class or series of Preferred Shares, 9.9% (in value or number of Shares, whichever is more restrictive) of the outstanding shares of such class or series of Preferred Shares of the Trust.

     Person. The term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

     Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2.1, would Beneficially Own or Constructively Own Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of Shares that the Prohibited Owner would have so owned.

     REIT. The term “REIT” shall mean a real estate investment trust within the meaning of Section 856 of the Code.

     Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Trust to qualify as a REIT.

     SDAT. The term “SDAT” shall mean the State Department of Assessments and Taxation of Maryland.

     Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive dividends on Shares, including (a) a change in the capital structure of the Trust, (b) a change in the relationship between two or more Persons which causes a change in ownership of Shares by application of Section 544 of the Code, as modified by Section 856(h), (c) the granting or exercise of any option or warrant (or any disposition of any option or warrant), pledge, security interest, or similar right to acquire Shares, (d) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (e) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. (For purposes of this Article VII, the right of a limited partner in EOP Operating Limited Partnership, a Delaware limited partnership, to require the partnership to redeem such limited partner’s units of partnership interest pursuant to Section 8.6 of the Agreement of Limited Partnership of EOP Operating Limited Partnership shall not be considered to be an option or similar right to acquire Shares of the Trust.) The terms “Transferring” and “Transferred” shall have the correlative meanings.

     U.S. Person. The term “U.S. Person” shall mean (a) a citizen or resident of the United States, (b) a partnership created or organized in the United States or under the laws of the United States or any state therein (including the District of Columbia), (c) a corporation created or organized in the United States or under the laws of the United States or any state therein (including the District of Columbia), and

(d) any estate or trust (other than a foreign estate or foreign trust, within the meaning of Section 7701(a)(31) of the Code).

                    Section 7.2 Shares.

                                        Section 7.2.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

                                                                (a) Basic Restrictions.

                                                                      (i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Ownership Limit and (2) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

                                                                      (ii) No Person shall Beneficially or Constructively Own Shares to the extent that (1) such Beneficial Ownership of Shares would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or (2) such Beneficial or Constructive Ownership of Shares would result in the Trust otherwise failing to qualify as a REIT (including, but not limited to, Constructive Ownership that would result in the Trust owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust from such tenant would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

                                                                      (iii) No Person shall Transfer any Shares if, as a result of the Transfer, the Shares would be beneficially owned by less than 100 Persons (determined without reference to the rules of attribution under Section 544 of the Code). Subject to Section 7.4 and notwithstanding any other provisions contained herein, any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

                                                                      (iv) No Person shall acquire Beneficial Ownership of any Shares after the Effective Time if, as a result of such acquisition of Beneficial Ownership, the fair market value of the Shares owned directly and indirectly by Non-U.S. Persons for purposes of Section 897(h)(4)(B) of the Code would comprise forty three percent (43%) or more of the fair market value of the issued and outstanding Shares; provided, however, that the foregoing shall not apply to any acquisition of Beneficial Ownership of any Preferred Shares outstanding at the Effective Time or any Common Shares upon the conversion of any such Preferred Shares.

                                                                (b) Transfer in Trust. If any Transfer of Shares (whether or not such Transfer is the result of transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 7.2.1(a)(i), (ii) or (iv),

                                                                      (i) then that number of Shares the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i), (ii) or (iv), as applicable (rounded up to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares; or

                                                                      (ii) if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i), (ii) or (iv), as applicable, then the Transfer of that number of Shares that otherwise would cause such Person to violate Section 7.2.1(a)(i), (ii) or (iv), as applicable (rounded up to the nearest whole share) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

                                        Section 7.2.2 Remedies for Breach. If the Board of Trustees or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any Shares in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Trustees or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Trustees or a committee thereof.

                                        Section 7.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 7.2.1(a), or any Person who would have owned Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 7.2.1(b), shall immediately give written notice to the Trust of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such acquisition or ownership on the Trust’s status as a REIT.

                                        Section 7.2.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

                                                                (a) every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Trust stating the name and address of such owner, the number of Shares Beneficially Owned and a description of the manner in which such Shares are held; provided that a shareholder of record who holds outstanding Shares as nominee for another Person, which other Person is required to include in gross income the dividends received on such Shares (an “Actual Owner”), shall give written notice to the Trust stating the name and address of such Actual Owner and the number of Shares of such Actual Owner with respect to which the shareholder of record is nominee. Each owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership on the Trust’s status as a REIT and to ensure compliance with the Ownership Limit.

                                                                (b) each Person who is a Beneficial or Constructive Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial or Constructive Owner shall provide to the Trust such information as the Trust may require, in good faith, in order to determine the Trust’s status as a REIT or a “domestically controlled REIT” (within the meaning of

Section 897(h)(4)(B) of the Code) and to comply with the requirements of any taxing authority or to determine such compliance.

                                        Section 7.2.5 Remedies Not Limited. Subject to Sections 5.1 and 7.4 of the Declaration of Trust, nothing contained in this Section 7.2 shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders in preserving the Trust’s status as a REIT.

                                        Section 7.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3 or any definition contained in Section 7.1, the Board of Trustees shall have the power to determine the application of the provisions of this Section 7.2 or Section 7.3 with respect to any situation based on the facts known to it. If Section 7.2 or 7.3 requires an action by the Board of Trustees and the Declaration of Trust fails to provide specific guidance with respect to such action, the Board of Trustees shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3.

                                        Section 7.2.7 Exceptions.

                                                                (a) The Board, in its sole and absolute discretion, may grant to any Person who makes a request therefor an exception to the Ownership Limit with respect to the ownership of any series or class of Preferred Shares, subject to the following conditions and limitations: (A) the Board shall have determined that (x) assuming such Person would Beneficially or Constructively Own the maximum amount of Common Shares and Preferred Shares permitted as a result of the exception to be granted and (y) assuming that all other Persons who would be treated as “individuals” for purposes of Section 542(a)(2) (determined taking into account Section 856(h)(3)(A) of the Code) would Beneficially or Constructively Own the maximum amount of Common Shares and Preferred Shares permitted under this Article VII (taking into account any exception, waiver, or exemption granted under this Section 7.2.7 to (or with respect to) such Persons), the Trust would not be “closely held” within the meaning of Section 856(h) of the Code (assuming that the ownership of Shares is determined during the second half of a taxable year) and would not otherwise fail to qualify as a REIT; and (B) such Person provides to the Board such representations and undertakings, if any, as the Board may, in its sole and absolute discretion, determine to be necessary in order for it to make the determination that the conditions set forth in clause (A) above of this Section 7.2.7(a) have been and/or will continue to be satisfied (including, without limitation, an agreement as to a reduced Ownership Limit or Excepted Holder Limit for such Person with respect to the Beneficial or Constructive Ownership of one or more other classes of Shares not subject to the exception), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 7.2 with respect to Shares held in excess of the Ownership Limit or the Excepted Holder Limit (as may be applicable) with respect to such Person (determined without regard to the exception granted such Person under this subparagraph (a)). If a member of the Board requests that the Board grant an exception pursuant to this subparagraph (a) with respect to such member or with respect to any other Person if such Board member would be considered to be the Beneficial or Constructive Owner of Shares owned by such Person, such member of the Board shall not participate in the decision of the Board as to whether to grant any such exception.

                                                                (b) In addition to exceptions permitted under subparagraph (a) above, the Board shall except a Person from the Ownership Limit if: (i) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that such Person is not an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code); (ii) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that no Person who is an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) would be considered to Beneficially Own Shares in excess of the Ownership Limit by reason of the Excepted Holder’s ownership of Shares in excess of the Ownership Limit pursuant to the exception granted under this subparagraph (b); (iii) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that clause (2) of subparagraph (a)(ii) of Section 7.2.1 will not be violated by reason of the Excepted Holder’s ownership of Shares in excess of the Ownership Limit pursuant to the exception granted under this subparagraph (b); and (iv) such Person provides to the Board such representations and undertakings, if any, as the Board may, in its reasonable discretion, require to ensure that the conditions in clauses (i), (ii) and (iii) hereof are satisfied and will continue to be satisfied throughout the period during which such Person owns Shares in excess of the Ownership Limit pursuant to any exception thereto granted under this subparagraph (b), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 7.2 with respect to Shares held in excess of the Ownership Limit with respect to such Person (determined without regard to the exception granted such Person under this subparagraph (b)).

                                                                (c) Prior to granting any exception or exemption pursuant to subparagraph (a) or (b), the Board may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the Board, in its sole and absolute discretion as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT; provided, however, that the Board shall not be obligated to require obtaining a favorable ruling or opinion in order to grant an exception hereunder.

                                                                (d) Subject to Section 7.2.1(a)(ii), an underwriter that participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement.

                                                                (e) The Board of Trustees may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Ownership Limit.

                                        Section 7.2.8 Increase in Ownership Limit. The Board of Trustees may from time to time increase the Ownership Limit, subject to the limitations provided in this Section 7.2.8.

                                                                (a) The Ownership Limit may not be increased if, after giving effect to such increase, five Persons who are considered individuals pursuant to Section 542 of the Code, as modified by Section 856(h)(3) of the Code (taking into account all of the Excepted Holders), could Beneficially Own, in the aggregate, more than 49.5% of the value of the outstanding Shares.

                                                                (b) Prior to the modification of the Ownership Limit pursuant to this Section 7.2.8, the Board may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT if the modification in the Ownership Limit were to be made.

                                        Section 7.2.9 Increase in Percentage Set Forth in Section 7.2.1(a)(iv). The Board of Trustees may from time to time increase the percentage set forth in Section 7.2.1(a)(iv) from forty three percent (43%) to such higher percentage as shall be determined by the Board of Trustees; provided, however, that in no event shall such percentage exceed forty nine percent (49%) less the percentage of the aggregate fair market value of the total issued and outstanding Shares represented by the fair market value of any Preferred Shares then outstanding that were outstanding at the Effective Time (as such fair market values are determined by the Board of Trustees in good faith).

                                        Section 7.2.10 Legend. Each certificate for Shares shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Trust’s maintenance of its status as a Real Estate Investment Trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Trust’s Declaration of Trust, (i) no Person may Beneficially or Constructively Own Common Shares of the Trust in excess of 9.9 percent (in value or number of shares) of the outstanding Common Shares of the Trust unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) with respect to any class or series of Preferred Shares, no Person may Beneficially or Constructively Own more than 9.9 percent (in value or number of shares) of the outstanding shares of such class or series of Preferred Shares of the Trust, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Shares that would result in the Trust being “closely held” under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT; (iv) no Person may Transfer Shares if such Transfer would result in Shares of the Trust being owned by fewer than 100 Persons; and (v) no Person may acquire Beneficial Ownership of any Shares after the Effective Date if, as a result of such acquisition, the fair market value of the Shares owned directly and indirectly by Non-U.S. Persons would comprise more than forty three percent (43%) of the fair market value of the issued and outstanding Shares; provided, however, that clause (v) shall not apply to any acquisition of any Preferred Shares outstanding at the Effective Time. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares which cause or will cause a Person to Beneficially or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Trust. If any of the restrictions on transfer or ownership are violated, the Shares represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. A Person who attempts to Beneficially or Constructively Own Shares in violation of the ownership limitations described above shall have no claim, cause of action, or any recourse whatsoever against a transferor of such Shares. All capitalized terms in this legend have the meanings defined in the Trust’s Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Trust on request and without charge.

                                        Instead of the foregoing legend, the certificate may state that the Trust will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge.

                                        Section 7.2.11. Exemption for Certain Preferred Shares. Notwithstanding any provision of this Article VII (or any successor provision), in connection with the issuance of Preferred Shares by the Trust in connection with a Business Combination (as defined in Section 8.4), the Board may exempt by Board resolution one or more series of Preferred Shares (an “Exempted Preferred Series”) from all or any portion of the provisions of this Article VII, including, without limitation, the restrictions or limitations on ownership and transfer contained in Section 7.2.1(a) and Section 7.3, provided that either condition (a), (b) or (c) below has been met:

                                                                (a) the Board, in its sole and absolute discretion, shall have determined that assuming that all shares of such Exempted Preferred Series are Beneficially Owned by one Non-U.S. Person who is considered an individual pursuant to Section 542 of the Code as modified by Section 856(h)(3) of the Code, it is not reasonably likely that:

                                                                                (1) five Persons who are considered individuals pursuant to Section 542 of the Code as modified by Section 856(h)(3) of the Code (taking into account all of the Excepted Holders) would Beneficially Own more than 49.5% of the value of the outstanding Shares;

                                                                                (2) the Shares would be beneficially owned by less than 100 Persons; and

                                                                (3) the fair market value of the Shares owned directly and indirectly by Non-U.S. Persons for purposes of Section 897(h)(4)(B) of the Code would comprise forty-three (43%) percent or more of the fair market value of the issued and outstanding Shares; or

                                                                (b) the Board shall have established restrictions or limitations on Beneficial Ownership and transfer of the Exempted Preferred Series and remedies for breach thereof that vary from those contained in this Article VII and that, in the sole and absolute discretion of the Board, ensure that it is reasonably likely that:

                                                                                (1) no five Persons who are considered individuals pursuant to Section 542 of the Code as modified by Section 856(h)(3) of the Code (taking into account all of the Excepted Holders) would Beneficially Own more than 50% of the value of the outstanding Shares;

                                                                                (2) the Shares would be beneficially owned by at least than 100 Persons; and

                                                                                (3) the fair market value of the Shares owned directly and indirectly by Non-U.S. Persons for purposes of Section 897(h)(4)(B) of the Code would comprise less than forty-three percent (43%) of the fair market value of the issued and outstanding Shares; or

                                                                (c) a combination of conditions (a) or (b) above shall have been met, provided that (1) at least one of condition (a)(1) or condition (b)(1) shall have been met; (2) at least one of condition (a)(2) or condition (b)(2) shall have been met; and (3) at least one of condition (a)(3) or condition (b)(3) shall have been met.

                    Section 7.3 Transfer of Shares in Trust.

                                        Section 7.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 7.2.1(b). The Charitable Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Trust as provided in Section 7.3.7.

                                        Section 7.3.2 Status of Shares Held by the Charitable Trustee. Shares held by the Charitable Trustee shall be issued and outstanding Shares of the Company. The Prohibited Owner shall have no rights in the Shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the

Charitable Trust. The Prohibited Owner shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such Shares.

                                        Section 7.3.3 Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee shall be paid with respect to such Shares to the Charitable Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible action, then the Charitable Trustee shall not have the power to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Trust has received notification that Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

                                        Section 7.3.4 Rights Upon Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Trust, the Charitable Trustee shall be entitled to receive, ratably with each other holder of Shares of the class or series of Shares that is held in the Charitable Trust, that portion of the assets of the Trust available for distribution to the holders of such class or series (determined based upon the ratio that the number of Shares or such class or series of Shares held by the Charitable Trustee bears to the total number of Shares of such class or series of Shares then outstanding). The Charitable Trustee shall distribute any such assets received in respect of the Shares held in the Charitable

Trust in any liquidation, dissolution or winding up of, or distribution of the assets of the Trust, in accordance with Section 7.3.5.

                                        Section 7.3.5 Sale of Shares by Charitable Trustee. Within 20 days of receiving notice from the Trust that Shares have been transferred to the Charitable Trust, the Charitable Trustee of the Charitable Trust shall sell the Shares held in the Charitable Trust to a person, designated by the Charitable Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.5. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Charitable Trust and (2) the price per share received by the Charitable Trustee from the sale or other disposition of the Shares held in the Charitable Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.5, such excess shall be paid to the Charitable Trustee upon demand. The Charitable Trustee shall have the right and power (but not the obligation) to offer any Equity Share held in trust for sale to the Trust on such terms and conditions as the Charitable Trustee shall deem appropriate.

                                        Section 7.3.6 Purchase Right in Shares Transferred to the Charitable Trustee. Shares transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer until the Charitable Trustee has sold the Shares held in the Charitable Trust pursuant to Section 7.3.5. Upon such a sale to the Trust, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

                                        Section 7.3.7 Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Shares held in the Charitable Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) or 170(c)(2) of the Code.

                    Section 7.4 NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction takes place shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

                    Section 7.5 Enforcement. The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

                    Section 7.6 Non-Waiver. No delay or failure on the part of the Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.

ARTICLE VIII
SHAREHOLDERS

                    Section 8.1 Meetings. There shall be an annual meeting of the shareholders, to be held on proper notice at such time (after the delivery of the annual report) and convenient location as shall be determined by or in the manner prescribed in the Bylaws, for the election of the Trustees, if required, and for the transaction of any other business within the powers of the Trust. Except as otherwise provided in the Declaration of Trust, special meetings of shareholders may be called in the manner provided in the Bylaws. If there are no Trustees, the officers of the Trust shall promptly call a special meeting of the shareholders entitled to vote for the election of successor Trustees. Any meeting may be adjourned and reconvened as the Trustees determine or as provided in the Bylaws.

                    Section 8.2 Voting Rights. Subject to the provisions of any class or series of Shares then outstanding, the shareholders shall be entitled to vote only on the following matters: (a) election of Trustees as provided in Section 5.2 and the removal of Trustees as provided in Section 5.3; (b) amendment of the Declaration of Trust as provided in Article X; (c) termination of the Trust as provided in Section 11.2; (d) a Business Combination (as defined in Section 8.4), if a shareholder vote is required under Section 8.4; (e) such other matters with respect to which the Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the shareholders for approval or ratification; and (f) such other matters as may be properly brought before a meeting by a shareholder pursuant to the Bylaws. Except with respect to the foregoing matters, no action taken by the shareholders at any meeting shall in any way bind the Board of Trustees.

                    Section 8.3 Preemptive and Appraisal Rights. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified Shares pursuant to Section 6.4, no holder of Shares shall, as such holder, (a) have any preemptive right to purchase or subscribe for any additional Shares of the Trust or any other security of the Trust which it may issue or sell or (b), except as expressly required by Title 8, have any right to require the Trust to pay him the fair value of his Shares in an appraisal or similar proceeding.

                    Section 8.4 Merger, Consolidation or Transfer of Assets. The Trust may merge with or into another entity, may consolidate with one or more other entities or may “transfer assets” of the Trust (individually, a “Business Combination”). Subject to the terms of any class or series of Shares at the time outstanding, if a shareholder vote is required under Title 8 to effect any such merger, then such merger must be approved by shareholders by the affirmative vote of not less than a majority of all votes entitled to be cast on the matter. Subject to the terms of any class or series of Shares at the time outstanding, any Business Combination other than a merger must be approved by shareholders by the affirmative vote of not less than a majority of all votes entitled to be cast on the matter. For purposes of this Section 8.4, the term “transfer assets” means to sell, lease, exchange, or otherwise transfer all or substantially all of the assets of the Trust, but shall not include (a) any sale, lease, exchange, or other transfer of all or substantially all of the assets of the Trust in the ordinary course of business actually conducted by it or as a distribution to its shareholders, (b) the mortgage, pledge, or creation of any other security interest in any or all of the assets of the Trust, whether or not in the ordinary course of business or (c) the sale, lease, exchange, or other transfer of all or substantially all of the assets of the Trust to one or more entities if at least a majority of the equity interests of the entity or entities are owned, directly or indirectly, by the Trust. Notwithstanding any other provisions of this Declaration of Trust, the affirmative vote of shareholders holding at least a majority of all votes entitled to be cast on the matter shall be required to amend this Section 8.4.

                    Section 8.5 Action By Shareholders without a Meeting. The Bylaws of the Trust may provide that any action required or permitted to be taken by the shareholders may be taken without a meeting by the written consent of the shareholders entitled to cast a sufficient number of votes to approve the matter as required by statute, the Declaration of Trust or the Bylaws of the Trust, as the case may be.

ARTICLE IX

LIABILITY LIMITATION, INDEMNIFICATION

AND TRANSACTIONS WITH THE TRUST

                    Section 9.1 Limitation of Shareholder Liability. No shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the property or the affairs of the Trust by reason of his being a shareholder.

                    Section 9.2 Limitation of Trustee and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a real estate investment trust, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages. Neither the amendment nor repeal of this Section 9.2, nor the adoption or amendment of any other provision of the Declaration of Trust inconsistent with this Section 9.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees and officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any shareholder, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages except to the extent that (a) the Trustee or officer actually received an improper benefit or profit in money, property, or services, for the amount of the benefit or profit in money, property, or services actually received; or (b) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee’s or officer’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

                    Section 9.3 Indemnification. The Trust shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former shareholder, Trustee or officer of the Trust or (b) any individual who, while a Trustee of the Trust and at the request of the Trust, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former shareholder, Trustee or officer of the Trust. The Trust shall have the power, with the approval of its Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust or a predecessor of the Trust.

                    Section 9.4 Transactions Between the Trust and its Trustees, Officers, Employees and Agents. Subject to any express restrictions in the Declaration of Trust or adopted by the Trustees in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.

                    Section 9.5 Express Exculpatory Clauses in Instruments. The Board of Trustees shall cause to be inserted in every written agreement, undertaking or obligation made or issued on behalf of the Trust, an appropriate provision to the effect that neither the Shareholders nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust, and all Persons shall look solely to the property of the Trust for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Shareholder, Trustee, officer, employee or agent liable thereunder to any third party nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone for such omission.

ARTICLE X

AMENDMENTS

                    Section 10.1 General. The Trust reserves the right from time to time to make any amendment to the Declaration of Trust, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Declaration of Trust, of any Shares. All rights and powers conferred by the Declaration of Trust on shareholders, Trustees and officers are granted subject to this reservation. Articles of Amendment to the Declaration of Trust (a) shall be signed and acknowledged by at least a majority of the Trustees, or an officer duly authorized by at least a majority of the Trustees, (b) shall be filed for record as provided in Section 12.5 and (c) shall become effective as of the later of the time the SDAT accepts the Articles of Amendment for record or the time established in the Articles of Amendment, not to exceed 30 days after the Articles of Amendment are accepted for record. All references to the Declaration of Trust shall include all amendments thereto.

                    Section 10.2 By Trustees. The Trustees may amend the Declaration of Trust from time to time, in the manner provided by Title 8, without any action by the shareholders, to qualify as a real estate investment trust under the Code or under Title 8 and as otherwise provided in the Declaration of Trust.

                    Section 10.3 By Shareholders. Except as otherwise provided in this Declaration of Trust, any amendment to the Declaration of Trust shall be valid only (a) if in connection with a Business Combination or pursuant to Section 6.1, if approved by the affirmative vote of not less than a majority of all the votes entitled to be cast on the matter and (b) otherwise, if approved by the affirmative vote of not less than sixty-six and two thirds percent (66 2/3%) of all the votes entitled to be cast on the matter.

ARTICLE XI

DURATION AND TERMINATION OF TRUST

                    Section 11.1 Duration. The Trust shall continue perpetually unless terminated pursuant to Section 11.2 or pursuant to any applicable provision of Title 8.

                    Section 11.2 Termination.

                                                                (a) Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may be terminated at any meeting of shareholders, by the affirmative vote of sixty-six and two thirds percent (66 2/3%) of all the votes entitled to be cast on the matter. Upon the termination of the Trust:

                                                                (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

                                                                      (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under the Declaration of Trust shall continue, including the powers to fulfill or discharge the Trust’s contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property of the Trust to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business.

                                                                      (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Trust may distribute the remaining property of the Trust among the shareholders so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares at the time outstanding shall be entitled, the remaining property of the Trust shall, subject to any participating or similar rights of Shares at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding.

                                                                (b) After termination of the Trust, the liquidation of its business and the distribution to the shareholders as herein provided, a majority of the Trustees shall execute and file with the Trust’s records a document certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all shareholders shall cease.

ARTICLE XII

MISCELLANEOUS

                    Section 12.1 Governing Law. The Declaration of Trust is executed by the undersigned Trustees and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

                    Section 12.2 Reliance by Third Parties. Any certificate shall be final and conclusive as to any person dealing with the Trust if executed by the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to: (a) the number or identity of Trustees, officers of the Trust or shareholders; (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of the Board of Trustees or shareholders; (d) a copy of the Declaration of Trust or of the Bylaws as a true and complete copy as then in force; (e) an amendment to the Declaration of Trust; (f) the termination of the Trust; or (g) the existence of any fact or relating to the affairs of the Trust. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trust on its behalf or by any officer, employee or agent of the Trust.

                    Section 12.3 Severability.

                                                                (a) The provisions of the Declaration of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, Title 8 or other applicable federal or state laws, the Conflicting Provisions, to the extent of the conflict, shall be deemed never to have constituted a part of the Declaration of Trust, even without any amendment of the Declaration of Trust pursuant to Article X and without affecting or impairing any of the remaining provisions of the Declaration of Trust or rendering invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination. In the event of any such determination by the Board of Trustees, the Board shall amend the Declaration of Trust in the manner provided in Section 10.2.

                                                                (b) If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

                    Section 12.4 Construction. In the Declaration of Trust, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of the Declaration of Trust. In defining or interpreting the powers and duties of the Trust and its Trustees and officers, reference may be made by the Trustees or officers, to the extent appropriate and not inconsistent with the Code or Title 8, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland. In furtherance and not in limitation of the foregoing, in accordance with the provisions of Title 3, Subtitles 6 and 7, of the Corporations and Associations Article of the Annotated Code of Maryland, the Trust shall be included within the definition of “corporation” for purposes of such provisions.

                    Section 12.5 Recordation. The Declaration of Trust and any articles of amendment hereto shall be filed for record with the SDAT and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record the Declaration of Trust or any articles of amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of the Declaration of Trust or any amendment hereto. A restated Declaration of Trust shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various articles of amendments thereto.

                    Section 12.6 ERISA Considerations. The Board of Trustees shall conduct the affairs of the Trust so that the underlying assets of the Trust will not be considered to constitute assets (as defined in the regulations of the Department of Labor contained in 29 C.F.R. § 2510.3-101 or successor regulations (such regulation or successor regulation known as the “Plan Assets Regulation”)) of any ERISA Shareholder. For purposes of this section 12.6, the term “ERISA Shareholder” means a holder of Shares (i) received in the mergers of ZML Investors, Inc., ZML Investors II, Inc., Zell/Merrill Lynch Real Estate Opportunity Partners III Trust, and Zell/Merrill Lynch Real Estate

Opportunities IV Trust into the Trust, and (ii) that is either an employee benefit plan subject to Title I of ERISA, or section 4975 of the Code, or a nominee for or a trust established pursuant to such employee benefit plan, or an entity whose underlying assets include assets of such employee benefit plan by reason of such plan’s investment in such entity. If, and so long as, the Beneficial Ownership by “benefit plan investors” is “significant” (as those terms are used in the Plan Assets Regulation) and the Shares in which there is “significant” benefit plan ownership do not constitute “publicly offered securities” (as that term is used in the Plan Assets Regulation), then the Board of Trustees shall conduct the affairs of the Trust as a “venture capital operating company” (“VCOC”), as that term is used in the Plan Assets Regulations.

     THIRD: The foregoing restatement of the Declaration of Trust has been approved by a majority of the entire board of trustees.

     FOURTH: The Declaration of Trust is not amended by these Articles of Restatement.

     FIFTH: The current address of the principal office of the Trust in the State of Maryland is Suite 1800, Two Hopkins Plaza, Baltimore, Maryland 21201.

     SIXTH: The name and address of the Trust’s current resident agent is set forth in Article IV of the foregoing restatement of the Declaration of Trust.

     SEVENTH: As set forth in Article V of the foregoing restatement of the Declaration of Trust, the number of trustees may be not less than nine but may be increased to a maximum of sixteen pursuant to the Bylaws of the Trust. The names of the thirteen trustees currently in office are as follows: Samuel Zell, Richard D. Kincaid, Thomas E. Dobrowski, William M. Goodyear, James D. Harper, Jr., David K. McKown, John S. Moody, Jerry M. Reinsdorf, Sheli Z. Rosenberg, Edwin N. Sidman, Warren E. Spieker, Jr., Jan H.W.R. van der Vlist, and William Wilson III.

     EIGHTH: The undersigned President and Chief Executive Officer acknowledges these Articles of Restatement to be the act of the Trust and as to all matters or facts required to be verified under oath, the undersigned President and Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Trust has caused these Articles of Restatement to be signed in its name and on its behalf by its President and Chief Executive Officer and witnessed by its Secretary on this 20th day of October, 2003.

WITNESS:	EQUITY OFFICE PROPERTIES TRUST

By:/s/ Stanley M. Stevens	By: /s/ Richard D. Kincaid

Stanley M. Stevens	Richard D. Kincaid
Secretary	President and Chief Executive Officer

EXHIBIT A

SERIES B PREFERRED SHARES

(1) Designation and Number. A series of Preferred Shares, designated the “5.25% Series B Convertible, Cumulative Preferred Shares” (the “Series B Preferred Shares”), is hereby established. The par value of the Series B Preferred Shares is $.01 per share, which is not a change in the par value of the Preferred Shares as set forth in the Declaration of Trust. The number of Series B Preferred Shares shall be 7,000,000.

(2) Rank. The Series B Preferred Shares shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, rank (a) senior to all classes or series of Common Shares (as defined in the Declaration of Trust) and to all equity securities the terms of which provide that such equity securities shall rank junior to such Series B Preferred Shares; (b) on a parity with all equity securities issued by the Trust, including the Series A Cumulative Redeemable Preferred Shares classified and designated pursuant to resolutions duly adopted by the Board on November 13, 1997, other than those referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Trust which rank senior to the Series B Preferred Shares in accordance with Section 6(d). The term “equity securities” shall not include convertible debt securities.

(3) Distributions.

     (a) Holders of Series B Preferred Shares shall be entitled to receive, when and as authorized by the Board, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 5.25% of the $50.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.625 per share). Distributions (which term as used herein shall include liquidated damages, if any, payable pursuant to Section 3(f) hereof), shall be payable quarterly in equal amounts in arrears on the fifteenth day of each February, May, August and November or, if not a business day, the next succeeding business day, beginning May 15, 1998 (each, a “Distribution Payment Date”). Any distribution (including the initial distribution) payable on the Series B Preferred Shares for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be payable to holders of record as they appear in the share records of the Trust at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Board for the payment of distributions that is not more than 30 nor less than 10 days prior to such Distribution Payment Date (each, a “Distribution Record Date”).

     (b) No distribution on the Series B Preferred Shares shall be authorized by the Board or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series B Preferred Shares which may be in arrears.

     Notwithstanding the foregoing, distributions on the Series B Preferred Shares shall accumulate whether or not any of the foregoing restrictions exist, whether or not there are funds legally available for the payment thereof and whether or not such distributions are authorized. Accumulated but unpaid distributions on the Series B Preferred Shares shall not bear interest and holders of the Series B Preferred Shares shall not be entitled to any distributions in excess of full cumulative distributions. Any distribution payment made on the Series B Preferred Shares shall first be credited against the earliest accumulated but unpaid distribution due with respect to such shares which remains payable.

     (c) Except as provided in subsection 3(d) herein, if any Series B Preferred Shares are outstanding, no distributions (other than in Common Shares or other equity securities of the Trust ranking junior to the Series B Preferred Shares as to distributions and upon liquidation, dissolution or winding up of the Trust) shall be declared or paid or set apart for payment nor shall any other distribution be declared or made on any equity securities of the Trust ranking, as to distributions or upon liquidation, dissolution or winding up of the Trust, on a parity with or junior to the Series B Preferred Shares for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Shares for all past distribution periods and the then current distribution period, nor shall any Common Shares, or any other equity securities of the Trust ranking junior to or on a parity with the Series B Preferred Shares as to distributions or upon liquidation, dissolution or winding up of the Trust, be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such equity securities) by the Trust (except by conversion into or exchange for other equity securities of the Trust ranking junior to the Series B Preferred Shares as to distributions and upon liquidation, dissolution or winding up of the Trust).

     (d) When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Shares and any other equity securities ranking on a parity as to distributions with the Series B Preferred Shares, all distributions declared upon the Series B Preferred Shares and any other equity securities ranking on a parity as to distributions with the Series B Preferred Shares shall be declared pro rata so that the amount of distributions declared per share of Series B Preferred Shares and such other equity securities shall in all cases bear to each other the same ratio that accumulated distributions per share on the Series B Preferred Shares and such other equity securities (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such equity securities do not have a cumulative distribution) bear to each other.

     (e) Holders of Series B Preferred Shares shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series B Preferred Shares as described above. Accumulated but unpaid distributions on the Series B Preferred Shares will accumulate as of the Distribution Payment Date on which they first become payable.

     (f) If the Trust fails to file a registration statement within the period of time required by the Registration Rights Agreement dated February 18, 1998 between the Trust and Lehman Brothers Inc. (the “Registration Rights Agreement”), or the required registration statement does not become effective within the period of time required by the Registration Rights Agreement, or the Trust fails to maintain the effectiveness of the registration statement as required by the Registration Rights Agreement, or the Series B Preferred Shares are not approved for listing by the New York Stock Exchange within the period of time required by the Registration Rights Agreement, liquidated damages shall accumulate on the $50.00 liquidation preference of the Series B Preferred Shares at a rate of 0.25% per annum (equivalent to a fixed annual amount of $0.125 per share) with respect to the first quarter immediately following such event and at a rate of 0.50% per annum (equivalent to a fixed annual amount of $0.25 per share) with respect to the second quarter and all subsequent quarters following such event.

(4) Liquidation Preference.

     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust, the holders of the Series B Preferred Shares shall be entitled to receive out of the assets of the Trust available for distribution to shareholders remaining after payment or provisions for payment of all debts and other liabilities of the Trust a liquidation preference of $50.00 per share, plus an amount equal to any accumulated and unpaid distributions to the date of payment, before any distribution of assets is made to holders of Common Shares or any other equity securities that rank junior to the Series B Preferred Shares as to liquidation rights.

     (b) If upon any such voluntary or involuntary liquidation, dissolution or winding up of the Trust, the assets of the Trust are insufficient to make such full payment to holders of the Series B Preferred Shares and the corresponding amounts payable on all shares of other classes or series of equity securities of the Trust ranking on a parity with the Series B Preferred Shares as to liquidation rights, then the holders of the Series B Preferred Shares and all other such classes or series of equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     (c) Written notice of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series B Preferred Shares at the respective addresses of such holders as the same shall appear on the share transfer records of the Trust.

     (d) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Shares shall have no right or claim to any of the remaining assets of the Trust.

     (e) None of a consolidation or merger of the Trust with or into another entity, a merger of another entity with or into the Trust, a statutory share exchange by the Trust or a sale, lease or conveyance of all or substantially all of the Trust’s property or business shall be considered a liquidation, dissolution or winding up of the Trust.

(5) Redemption.

     (a) Cash Redemption Right. The Series B Preferred Shares are not redeemable prior to February 15, 2003. To ensure that the Trust remains a qualified real estate investment trust (“REIT”) for federal income tax purposes, however, the Series B Preferred Shares shall be subject to the provisions of Article VII of the Declaration of Trust pursuant to which Series B Preferred Shares owned by a shareholder in excess of the Ownership Limit (as defined in Article VII of the Declaration of Trust, and as modified by subparagraph 9 hereof) shall automatically be transferred to a Charitable Trust (as defined in Article VII of the Declaration of Trust) and the Trust shall have the right to purchase such shares, as provided in Article VII of the Declaration of Trust. On and after February 15, 2003, the Trust, at its option, upon giving notice as provided below, may redeem the Series B Preferred Shares, in whole or from time to time in part, at the following redemption prices per Series B Preferred Share if redeemed during the twelve-month period beginning February 15 of the year indicated below, plus, in each case, all distributions accumulated and unpaid on such Series B Preferred Share to the date of such redemption (the “Cash Redemption Right”):

Redemption Price Per
Year	Series B Preferred Share

2003	$51.1667
2004	$50.8750
2005	$50.5833
2006	$50.2917
2007 and thereafter	$50.0000

     (b) Share Redemption Right. In addition to the Cash Redemption Right set forth in (a) above, on and after February 15, 2003, the Series B Preferred Shares shall be redeemable by the Trust, in whole or in part, at the option of the Trust, for such number of Common Shares as equals the liquidation preference of the Series B Preferred Shares to be redeemed divided by the Conversion Price (defined in subsection 7(a) herein) as of the opening of business on the date set for such redemption (equivalent initially to a conversion rate of 1.40056 Common Shares per Series B Preferred Share (the “Share Redemption Right”)). The Trust may exercise the Share Redemption Right only if for 20 Trading Days (as defined in Section 9 herein) within any period of 30 consecutive Trading Days, including the last day of such period, the closing price of the Common Shares on the New York Stock Exchange exceeds $41.055 per share, subject to adjustment, under the circumstances described in Section 7 herein, with respect to the Conversion Price. To exercise the Share Redemption Right, the Trust shall issue a press release announcing the redemption prior to the opening of business on the second trading day after the conditions described in the preceding sentences have, from time to time, been met (the “Press Release”), but shall not issue a Press Release prior to December 15, 2002. The Press Release shall announce the redemption and set forth the number of Series B Preferred Shares that the Trust intends to redeem. The redemption date (which may not be before February 15, 2003) shall be selected by the Trust, shall be specified in the notice of redemption and shall be not less than 30 days or more than 60 days after the date on which the Trust issues the Press Release. Any date fixed for redemption pursuant to this Section 5 is referred to herein as a “Redemption Date.”

     (c) Limitations on Redemption.

           (i) The Trust may exercise the Cash Redemption Right provided that the redemption price (other than the portion thereof consisting of accumulated and unpaid distributions) is payable solely out of the sale proceeds of other equity securities of the Trust, and from no other source. For purposes of the preceding sentence, “equity securities” means any equity securities (including Common Shares and Preferred Shares (as defined in the Declaration of Trust)), shares, interest, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

           (ii) If fewer than all of the outstanding Series B Preferred Shares are to be redeemed or exchanged pursuant to the Cash Redemption Right or the Share Redemption Right, the shares to be redeemed shall be determined pro rata or by lot or in such other manner as prescribed by the Board. If such redemption is to be by lot and, as a result of such redemption, any holder of Series B Preferred Shares would become a holder of a number of Series B Preferred Shares in excess of the Ownership Limit (as defined in Section 8 herein) because such holder’s Series B Preferred Shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series B Preferred Shares of such holder such that he will not hold in excess of the Ownership Limit subsequent to such redemption.

     (iii) Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series B Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the current distribution period, no Series B Preferred Shares shall be redeemed unless all outstanding Series B Preferred Shares are simultaneously redeemed or exchanged; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series B Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B Preferred Shares. In addition, unless full cumulative distributions on all outstanding Series B Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distributions periods and the then current distribution period, the Trust shall not purchase or otherwise acquire directly or indirectly any Series B Preferred Shares or any equity securities of the Trust ranking junior to or on a parity with the Series B Preferred Shares as to distributions or upon liquidation, dissolution or winding up of the Trust (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series B Preferred Shares as to distributions and upon liquidation, dissolution or winding up of the Trust).

     (iv) The foregoing provisions of subsections 5(c)(i)-(iii) shall not prevent the purchase by the Trust of Series B Preferred Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes.

     (v) Immediately prior to any redemption of Series B Preferred Shares, the Trust shall pay, in cash, any accumulated and unpaid distributions through the Redemption Date, unless a Redemption Date falls after a Distribution Record Date and on or prior to the corresponding Distribution Payment Date, in which case each holder of Series B Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares on or prior to such Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series B Preferred Shares for which a notice of redemption has been given.

     (d) Mandatory Redemption. The Trust shall redeem for cash all outstanding Series B Preferred Shares on February 15, 2008 at a price of $50.00 per Series B Preferred Share, plus accumulated and unpaid distributions to the redemption date.

     (e) Procedures for Redemption.

           (i) Notice of redemption pursuant to the Cash Redemption Right shall be (a) given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Redemption Date; and (b) mailed, not less than 30 nor more than 60 days prior to the Redemption Date, to each holder of record of Series B Preferred Shares to be redeemed, notifying such holder of the Trust’s election to redeem such shares. Notice of redemption pursuant to the Share Redemption Right shall be given not more than four business days after the date on which the Trust issues the Press Release to each holder of record of the Series B Preferred Shares to be redeemed. Such notice shall be provided by mail at such holder’s address as the same appears on the share records of the Trust, or by publication in a newspaper of general circulation in the City of New York. If the Trust elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the Series B Preferred Shares to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series B Preferred Shares except as to the holder to whom notice was defective or not given.

           (ii) In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Shares may be listed or admitted to trading, such notice shall state: (i) the Redemption Date, (ii) with respect to the Cash Redemption Right, the cash redemption price per Series B Preferred Share and, with respect to the Share Redemption Right, the number of Common Shares to be issued with respect to each Series B Preferred Share, (iii) the number of shares to be redeemed (and, if fewer than all the Series B Preferred Shares are to be redeemed from such holder, the number of shares to be redeemed from such holder), (iv) the place or places where certificates for such Series B Preferred Shares are to be surrendered for payment of the redemption price in cash, with respect to the Cash Redemption Right, and in certificates representing Common Shares with respect to the Share Redemption Right, (v) that distributions on the shares to be redeemed will cease to accumulate on such Redemption Date and (vi) the date upon which the holder’s conversion rights, if any, as to such shares shall terminate.

     (iii) On or after the Redemption Date, each holder of Series B Preferred Shares to be redeemed shall present and surrender the certificates representing his Series B Preferred Shares to the Trust at the place designated in the notice of redemption and thereupon the redemption price (in cash or Common Shares, as applicable) of such shares shall be paid to or on the order of the person whose name appears on such certificate representing Series B Preferred Shares as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares represented by any such certificate representing Series B Preferred Shares are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

     (iv) From and after the Redemption Date (unless the Trust defaults in payment of the redemption price), all distributions on the Series B Preferred Shares designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions up to the Redemption Date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust’s books, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a Redemption Date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions) of the Series B Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series B Preferred Shares to be redeemed shall (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the Redemption Date) against payment of the redemption price (including all accumulated and unpaid distributions to the Redemption Date). At the close of business on a Redemption Date relating to the Trust’s Share Redemption Right, each holder of Series B Preferred Shares to be so redeemed (unless the Trust defaults in the delivery of the Common Shares payable on such Redemption Date) shall be deemed to be the record holder of the number of Common Shares into which such Series B Preferred Shares is to be so redeemed, regardless of whether such holder has surrendered the certificates representing the Series B Preferred Shares. Any monies or Common Shares so deposited which remain unclaimed by the holders of the Series B Preferred Shares at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Trust.

     (f) Status of Redeemed Shares. Any Series B Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Board.

     (g) No Fractional Shares. No fractional shares or scrip representing fractions of Common Shares shall be issued upon redemption of a Series B Preferred Share pursuant to the Trust’s Share Redemption Right. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the redemption of a share of Series B Preferred Shares, the Trust shall pay to the holder of such Series B Preferred Share an amount in cash in respect of such fractional interest (computed to the nearest cent) based upon the Current Market Price of Common Shares on the Trading Day immediately preceding the Redemption Date. If more than one Series B Preferred Share shall be surrendered for redemption at one time by the same holder, the number of full Common Shares issuable upon redemption thereof shall be computed on the basis of the aggregate number of Series B Preferred Shares so surrendered.

     (h) Common Shares Issuable Upon Redemption. The Trust covenants that any Common Shares issued upon redemption of the Series B Preferred Shares shall be validly issued, fully paid and non-assessable.

(6) Voting Rights.

     (a) Holders of the Series B Preferred Shares shall not have any voting rights, except as provided by law and as described below.

     (b) Whenever distributions on any Series B Preferred Shares shall be in arrears for six or more quarterly periods (a “Preferred Distribution Default”), the holders of such Series B Preferred Shares (voting separately as a class with all other equity securities ranking on a parity with the Series B Preferred Shares as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up of the Trust upon which like voting rights have been conferred and are exercisable (“Parity Preferred Shares”) shall be entitled to vote for the election of a total of two additional trustees of the Trust (the “Preferred Share Trustees”) who shall each be elected for one-year terms. Such election shall be held at a special meeting called by the holders of record of at least 20% of the outstanding Series B Preferred Shares or the holders of shares of any other series of Parity Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders) or, if the request for a special meeting is received by the Trust less than 90 days before the date fixed for the next annual or special meeting of the shareholders, at the next annual or special meeting of shareholders, and at each subsequent annual meeting until all distributions accumulated on the Series B Preferred Shares for the past distribution periods and the distribution for the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment in full.

                    (c) If and when all accumulated distributions and the distribution for the current distribution period on the Series B Preferred Shares shall have been paid in full or set aside for payment in full, the holders of Series B Preferred Shares shall be divested of the voting rights set forth in Section 6(b) herein (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions and the distribution for the current distribution period have been paid in full or set aside for payment in full on all other series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Trustee so elected shall terminate. So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office, or if there is no such remaining trustee, by vote of holders of a majority of the outstanding Series B Preferred Shares and any other such other series of Parity Preferred Shares voting as a single class. Any Preferred Share Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series B Preferred Shares when they have the voting rights set forth in Section 6(b) (voting separately as a class with all other series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable). The Preferred Share Trustees shall each be entitled to one vote per trustee on any matter.

     (d) So long as any Series B Preferred Shares remain outstanding, the Trust shall not, without the affirmative vote or consent of the holders of at least two-thirds of Series B Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to Series B Preferred Shares with respect to the payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust or reclassify any authorized shares of beneficial interest of the Trust into such shares, or create, authorize or issue any obligation or security convertible or exchangeable into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Declaration of Trust or these Articles Supplementary, whether by merger or consolidation (an “Event”) or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such Series B Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as Series B Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Trust may not be the surviving entity and such surviving entity may thereafter be the issuer of the Series B Preferred Shares, the occurrence of any such Event shall not be deemed to materially adversely affect such rights, preferences, privileges or voting powers of holders of Series B Preferred Shares; and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other series of Preferred Shares, or (y) any increase in the amount of authorized Series B Preferred Shares or any other series of Preferred Shares, in each case ranking on a parity with or junior to the Series B Preferred Shares with respect to payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, shall not be deemed to materially and adversely affect such rights, preferences, privilege or voting powers.

     (e) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series B Preferred Shares shall have been converted, redeemed or called for redemption upon proper notice and sufficient funds or Common Shares, as applicable, shall have been deposited in trust to effect such redemption.

(7) Conversion.

     (a) Subject to the restrictions on transfer and ownership referenced in Article VII of the Declaration of Trust, any number of whole (but not fractional) Series B Preferred Shares shall be convertible at any time, at the option of the holders thereof, into fully paid and non-assessable Common Shares at a conversion price of $35.70 per Common Share (equivalent to a conversion rate of 1.40056

Common Shares for each Series B Preferred Share), subject to adjustment as described in Section 7(f) herein (the “Conversion Price”), provided, however, that the right to convert Series B Preferred Shares called for redemption pursuant to Section 5 shall terminate at the close of business on the Redemption Date, unless the Trust shall default in making payment of the redemption price.

     (b) To exercise the conversion right, the holder of each Series B Preferred Share to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Trust or in blank, at the principal office of the Transfer Agent accompanied by written notice to the Trust that the holder thereof elects to convert such Series B Preferred Share. Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series B Preferred Share is registered, in which case the Trust shall bear the related taxes, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Trust, duly executed by the holder or such holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Trust demonstrating that such taxes have been paid).

     (c) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series B Preferred Shares shall have been surrendered and such notice (and if applicable, payment of an amount equal to the distribution payable on such shares) received by the Trust as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the share transfer books of the Trust shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares have been surrendered and such notice received by the Trust.

     (d) Holders of Series B Preferred Shares at the close of business on a Distribution Record Date shall be entitled to receive the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the conversion of such shares following such Distribution Record Date and prior to such Distribution Payment Date. However, certificates representing Series B Preferred Shares surrendered for conversion during the period between the close of business on any Distribution Record Date and ending with the opening of business on the corresponding Distribution Payment Date (except shares converted after the issuance of a notice of redemption with respect to a Redemption Date during such period or coinciding with such Distribution Payment Date) shall be accompanied by payment of an amount equal to the distribution payable on such shares on such Distribution Payment Date. A holder of Series B Preferred Shares on a Distribution Record Date who (or whose transferee) tenders any such shares for conversion into Common Shares on such Distribution Payment Date shall receive the distribution payable by the Trust on such Series B Preferred Shares on such date, and the converting holder need not include payment of the amount of such distribution upon surrender of certificates representing such Series B Preferred Shares for conversion. Except as provided above, the Trust shall make no payment or allowance for unpaid distributions, whether or not in arrears, on converted shares or for distribution on the Common Shares that are issued upon such conversion.

     As promptly as practicable after the surrender of certificates for Series B Preferred Shares as aforesaid, the Trust shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such shares in accordance with the provisions of this Section 7, and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in subsection (e) of this Section 7.

     (e) No fractional shares of scrip representing fractions of Common Shares shall be issued upon conversion of the Series B Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a share of Series B Preferred Shares, the Trust shall pay to the holder of such share an amount in cash in respect of such fractional interest based upon the Current Market Price of Common Shares on the Trading Day immediately preceding the date of conversion. If more than one Series B Preferred Share, as the case may be, shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series B Preferred Shares so surrendered.

     (f) Conversion Price Adjustments.

                    The Conversion Price shall be adjusted from time to time as follows:

(i)	If the Trust shall after the date on which the Series B Preferred Shares are first issued (the “Issue Date”) (A) pay or make a distribution to holders of its equity securities in Common Shares, (B) subdivide its outstanding Common Shares into a greater number of shares, (C) combine its outstanding Common Shares into a smaller number of shares or (D) issue any shares of beneficial interest by reclassification of its Common Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series B Preferred Shares thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series B Preferred Shares been converted immediately prior to the record date in the case of a distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subsection (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in subsection (j) below) in the case of a distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

(ii)	If the Trust shall issue after the Issue Date rights, options or warrants to all holders of Common Shares entitling them to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share less than the Fair Market Value per Common Share on the record date for the determination of shareholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Trust from the exercise of such rights, options or warrants for Common Shares would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (B) the number of additional Common Shares offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in subsection (j) below). In determining whether any rights, options or warrants entitle the holders of Common Shares to subscribe for or purchase Common Shares at less than the Fair Market Value, there shall be taken into account any consideration received by the Trust upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Trust’s Chief Executive Officer or the Board of Trustees.

(iii)	If the Trust shall distribute to all holders of its Common Shares any equity securities of the Trust (other than Common Shares) or evidence of its indebtedness or assets (excluding cash distributions paid out of the total equity applicable to Common Shares, including revaluation equity, less the amount of stated capital attributable to Common Shares, determined on the basis of the most recent annual consolidated cost basis and current value basis and quarterly consolidated balance sheets of the Trust and its consolidated subsidiaries available at the time of the declaration of the distribution) or rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants issued to all holders of Common Shares entitling them to subscribe for or purchase Common Shares, which rights, options and warrants are referred to in and treated under subsection (ii) above) (any of the foregoing being hereinafter in this subsection (iii) called the “Securities”), then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per Common Share on the record date mentioned below less the then fair market value (as determined by the Chief Executive Officer or the Board of Trustees, whose determination shall be conclusive) of the portion of the shares of beneficial interest or assets or evidences of indebtedness so distributed or of such rights, options or warrants applicable to one Common Share, and the denominator of which shall be the Fair Market Value per Common Share on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the business day next following (except as provided in subsection (j) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subsection (iii), the distribution of a Security, which is distributed not only to the holders of the Common Shares on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each Common Share delivered to a person converting a Series B Preferred Share after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subsection (iii); provided that on the date, if any, on which a person converting a Series B Preferred Share would no longer be entitled to receive such Security with a Common Share (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred, and the Conversion Price shall be adjusted as provided in this subsection (iii) (and such day shall be deemed to be “the date fixed for the determination of the shareholders entitled to receive such distribution” and “the record date” within the meaning of the two preceding sentences).

(iv)	If (I) the Trust shall make cash distributions to all holders of its Common Shares (excluding any cash portion of distributions referred to in subsection (iii) above) which, when combined with (A) all such all-cash distributions made within the preceding 12 months in respect of which no adjustment has been made, plus (B) the amount by which any cash and the fair market value, as of the relevant expiration date, of other consideration payable in respect of any tender offers by the Company for Common Shares expired within the preceding 12 months in respect of which no adjustment has been made exceeds the Current Market Price of the Common Shares acquired in such tender offers, exceeds 15% of the Company’s market capitalization (being the product of the then Current Market Price of the Common Shares times the number of Common Shares then outstanding) on the record date for such distribution (the amount by which such cash distributions, when combined with (A) plus (B) above, exceeds such 15% of such market capitalization being referred to herein as the “Excess Cash Amount”), or (II) a tender offer made by the Trust or any subsidiary for all or any portion of the Common Shares shall expire and such tender offer shall require payment to shareholders of aggregate consideration having a fair market value which, when combined with (C) the aggregate of the amount by which the cash plus the fair market value, as of the expiration of such tender offer, of other consideration payable in respect of any other tender offer by the Company or any subsidiary for all or any portion of the Common Shares expiring within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this subsection (f)(iv) has been made exceeds the Current Market Price of the Common Shares acquired in such tender offer, plus (D) the aggregate amount of any distributions to all holders of Common Shares made exclusively in cash within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to clause (I) above has been made, exceeds 15% of the product of the Current Market Price per share of the Common Shares as of the last time tenders could have been made pursuant to such tender offer times the number of Common Shares outstanding (including tendered shares) (the amount by which such aggregate consideration, when combined with (C) plus (D) above, exceeds such 15% of such product being referred to herein as the “Excess Tender Amount”), then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (Y) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (Z) a fraction, the numerator of which shall be the Fair Market Value per Common Share on the record date mentioned below less the Excess Cash Amount, if any, and the Excess Tender Amount, if any, and the denominator of which shall be the Fair Market Value per Common Share on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the business day next following (except as provided in subsection (j) below) the record date for the determination of shareholders entitled to receive such distribution, or the expiration date of such tender offer, as the case may be.

(v)	No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subsection (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this subsection (v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this Section 7, the Trust shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of distributions or interest payable on securities of the Trust and the investment of additional optional amounts in Common Shares under such plan. All calculations under this Section 7 shall be made to the nearest cent with ($.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this subsection (f) to the contrary notwithstanding, the Trust shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this subsection (f), as it in its discretion shall determine to be advisable in order that any share distributions, subdivision of shares, reclassification or combination of shares, distribution of rights, options or warrants to purchase shares or securities, or a distribution of other assets (other than cash distributions) hereafter made by the Trust to its shareholders shall not be taxable.

(g)	If the Trust shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of the Common Shares, sale of all or substantially all of the Trust’s assets or recapitalization of the Common Shares and excluding any transaction as to which subsection (f)(i) of this Section 7 applied) (each of the foregoing being referred to herein as a “Transaction”), in each case as a result of which Common Shares shall be converted into the right to receive shares, stock, securities or other property (including cash or any combination thereof), each Series B Preferred Share which is not converted into the right to receive shares, stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares, stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series B Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a Person with which the Trust consolidated or into which the Trust merged or which merged into the Trust or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of the election, if any, as to the kind or amount of shares, stock, securities and other property (including cash) receivable upon such Transaction (each a “Non-Electing Share”) (provided that if the kind and amount of shares, stock, securities and other property (including cash) receivable upon such Transaction is not the same for each Non-Electing Share, the kind and amount receivable by each Non-Electing Share shall be deemed to be the kind and amount receivable per share by a plurality of the Non-Electing Shares). The Trust shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection (g), and it shall not consent or agree to the occurrence of any Transaction until the Trust has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series B Preferred Shares that will contain provisions enabling the holders of the Series B Preferred Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this subsection (g) shall similarly apply to successive Transactions.

(h)	If:

(i)	the Trust shall declare a distribution on the Common Shares (other than in cash out of the total equity applicable to Common Shares, including revaluation equity, less the amount of stated capital attributable to Common Shares, determined on the basis of the most recent annual consolidated cost basis and current value basis and quarterly consolidated balance sheets of the Trust and its consolidated subsidiaries available at the time of the declaration of the distribution) or there shall be a reclassification, subdivision or combination of Common Shares; or

(ii)	the Trust shall authorize the granting to the holders of the Common Shares of rights, options or warrants to subscribe for or purchase any shares of any class or any other rights, options or warrants; or

(iii)	the Trust shall authorize the payment of any Excess Cash Amount or Excess Tender Amount; or

(iv)	there shall be any reclassifications of the Common Shares (other than an event to which subsection (f)(i) of this Section 7 applied) or any consolidation or merger to which the Trust is a party and for which approval of any shareholders of the Trust is required, or a statutory share exchange involving the conversion or exchange of Common Shares into securities or other property, or a self tender offer by the Trust for all or substantially all of its outstanding Common Shares, or the sale or transfer of all or substantially all of the assets of the Trust as an entity and for which approval of any stockholder of the Trust is required; or

(v)	there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Trust,

then the Trust shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of the Series B Preferred Shares at their addresses as shown on the share records of the Trust, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such distribution or rights, options or warrants are to be determined or (B) the date on which such reclassification, subdivision, combination, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, subdivision, combination, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

(i)	Whenever the Conversion Price is adjusted as herein provided, the Trust shall promptly file with the Transfer Agent an officer’s certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Trust shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series B Preferred Share at such holder’s last address as shown on the share records of the Trust.

(j)	In any case in which subsection (f) of this Section 7 provides that an adjustment shall become effective on the date next following the record date for an event, the Trust may defer until the occurrence of such event (A) issuing to the holder of any Series B Preferred Shares converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) fractionalizing any Series B Preferred Share and/or paying to such holder any amount of cash in lieu of any fraction pursuant to subsection (e) of this Section 7.

(k)	There shall be no adjustment of the Conversion Price in case of the issuance of any shares of beneficial interest of the Trust in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one subsection of this Section 7, only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

(l)	If the Trust shall take any action affecting the Common Shares, other than action described in this Section 7, that in the opinion of the Board of Trustees would materially adversely affect the conversion rights of the holders of the Series B Preferred Shares, the Conversion Price for the Series B Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Trustees, in its sole discretion, may determine to be equitable in the circumstances.

(m)	The Trust covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of effecting conversion of the Series B Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series B Preferred Shares not theretofore converted. For purposes of this subsection (m), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series B Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

The Trust covenants that any Common Shares issued upon conversion of the Series B Preferred Shares shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Shares deliverable upon conversion of the Series B Preferred Shares, the Trust will take any action that, in the opinion of its counsel, may be necessary in order that the Trust may validly and legally issue fully paid and non-assessable Common Shares at such adjusted Conversion Price.

Prior to the delivery of any securities that the Trust shall be obligated to deliver upon conversion of the Series B Preferred Shares, the Trust shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by any governmental authority.

(n)	The Trust will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion or redemption of the Series B Preferred Shares pursuant hereto; provided, however, that the Trust shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of title holder of the Series B Preferred Shares to be converted or redeemed, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Trust the amount of any such tax or established, to the reasonable satisfaction of the Trust, that such tax has been paid.

(8) Ownership Limitations. The Series B Preferred Shares are subject to the restrictions on transferability and ownership provisions described in Article VII of the Declaration of Trust. The ownership limit as described in Article VII of the Declaration of Trust (the “Ownership Limit”), with respect to the Series B Preferred Shares shall mean the greater of (1) 9.9% of the Series B Preferred Shares (in value or number, whichever is more restrictive) or (ii) such number of Series B Preferred Shares such that five persons who are considered individuals pursuant to Section 542 of the Internal Revenue Code of 1986, as amended (the “Code”), as modified by Section 856(h)(3) of the Code (taking into account all Excepted Holders (as defined in the Declaration of Trust)), could not Beneficially Own (as defined in the Declaration of Trust), in the aggregate, more than 49.5% of the value of the outstanding shares of beneficial interest of the Trust.

(9) Definitions.

     “Current Market Price” of publicly traded Common Shares or any other class of shares of beneficial interest or other security of the Trust or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange (“NYSE”) or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on such NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer of the Trust or the Board of Trustees.

     “Fair Market Value” shall mean the average of the daily Current Market Prices per Common Share during the five consecutive Trading Days selected by the Trust commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the “ex” date with respect to the issuance or distribution requiring such computation. The term “ ‘ex’ date,” when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day’s Current Market Price.

     “Trading Day” shall mean any day on which the securities in question are traded on the NYSE or, if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such securities are not quoted on such NASDAQ National Market, in the applicable securities market in which the securities are traded.

     “Transfer Agent” means Bank of Boston EquiServe LLP, an affiliate of First National Bank of Boston, or such other agent or agents of the Trust as may be designated by the Board of Trustees or its designee as the transfer agent for the Series B Preferred Shares.

EXHIBIT B

SERIES C PREFERRED SHARES

(1) Designation and Number. A series of Preferred Shares, designated the “8 5/8% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest” (the “Series C Preferred Shares”), is hereby established. The number of Series C Preferred Shares shall be 4,600,000.

(2) Rank. The Series C Preferred Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Trust, rank (a) senior to all classes or series of Common Shares (as defined in the Declaration of Trust), and to all equity securities the terms of which provide that such equity securities shall rank junior to such Series C Preferred Shares; (b) on a parity with all equity securities issued by the Trust, including the Series A Cumulative Preferred Shares and the Series B Convertible, Cumulative Preferred Shares classified and designated pursuant to resolutions adopted by the Board on November 13, 1997 and February 13, 1998, respectively, other than those equity securities referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Trust which rank senior to the Series C Preferred Shares in accordance with Section 6(d). The term “equity securities” shall not include convertible debt securities.

(3) Distributions.

     (a) Holders of Series C Preferred Shares shall be entitled to receive, when and as authorized by the Board, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 8 5/8% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.15625 per share). Such distributions shall accumulate on a daily basis and be cumulative from December 8, 1998 and shall be payable quarterly in equal amounts in arrears on the 15th day of March, June, September and December of each year or, if not a business day, the next succeeding business day, commencing March 15, 1999 (each a “Distribution Payment Date”). Any distribution payable on the Series C Preferred Shares for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be payable to holders of record as they appear in the share records of the Trust at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Board for the payment of distributions that is not more than 30 nor less than 10 days prior to such Distribution Payment Date (each, a “Distribution Record Date”).

     (b) No distribution on the Series C Preferred Shares shall be authorized by the Board or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

     (c) Notwithstanding anything to the contrary contained herein, distributions on the Series C Preferred Shares shall accumulate whether or not the restrictions referred to in clause (b) exist, whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accumulated but unpaid distributions on the Series C Preferred Shares will accumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption, as the case may be.

     (d) If any Series C Preferred Shares are outstanding, no full distributions will be authorized or paid or set apart for payment on any equity securities of the Trust of any other class or series ranking, as to distributions, on a parity with or junior to the Series C Preferred Shares unless full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the Series C Preferred Shares for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series C Preferred Shares, all distributions authorized upon the Series C Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series C Preferred Shares shall be authorized pro rata so that the amount of distributions authorized per Series C Preferred Share and each such other equity security shall in all cases bear to each other the same ratio that accumulated distributions per Series C Preferred Share and other equity security (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such equity securities do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series C Preferred Shares which may be in arrears.

     (e) Except as provided in clause (d), unless full cumulative distributions on the Series C Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Common Shares or other equity securities of the Trust ranking junior to the Series C Preferred Shares as to distributions and upon liquidation) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made upon the Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series C Preferred Shares as to distributions or upon liquidation, nor shall any Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series C Preferred Shares as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such equity securities) by the Trust (except by conversion into or exchange for other equity securities of the Trust ranking junior to the Series C Preferred Shares as to distributions and upon liquidation).

     (f) Holders of Series C Preferred Shares shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series C Preferred Shares as described above. Any distribution payment made on the Series C Preferred Shares shall first be credited against the earliest accumulated but unpaid distribution due with respect to such shares which remains payable.

     (g) In determining whether a distribution by dividend, redemption or other acquisition of the Company’s equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.

(4) Liquidation Preference.

     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust (referred to herein sometimes as a “liquidation”), the holders of Series C Preferred Shares then outstanding shall be entitled to receive out of the assets of the Trust available for distribution to shareholders (after payment or provision for payment of all debts and other liabilities of the Trust) a liquidation preference in cash of $25.00 per share, plus an amount equal to all accumulated and unpaid distributions to the date of payment, before any distribution of assets is made to holders of Common Shares or any other equity securities of the Trust that rank junior to the Series C Preferred Shares as to liquidation rights.

     (b) If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Trust, the assets of the Trust are insufficient to make full payment to holders of Series C Preferred Shares and the corresponding amounts payable on all shares of other classes or series of equity securities of the Trust ranking on a parity with the Series C Preferred Shares as to liquidation rights, then the holders of the

Series C Preferred Shares and all other such classes or series of equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     (c) Written notice of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series C Preferred Shares at the respective addresses of such holders as the same shall appear on the share transfer records of the Trust.

     (d) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Shares will have no right or claim to any of the remaining assets of the Trust.

     (e) None of a consolidation or merger of the Trust with or into another entity, a merger of another entity with or into the Trust, a statutory share exchange by the Trust or a sale, lease, transfer or conveyance of all or substantially all of the Trust’s property or business shall be considered a liquidation, dissolution or winding up of the Trust.

(5) Redemption.

     (a) The Series C Preferred Shares are not redeemable prior to December 8, 2003. To ensure that the Trust remains qualified as a real estate investment trust (“REIT”) for federal income tax purposes, however, the Series C Preferred Shares shall be subject to the provisions of Article VII of the Declaration of Trust pursuant to which Series C Preferred Shares owned by a shareholder in excess of the Ownership Limit (as defined in Article VII of the Declaration of Trust) shall automatically be transferred to a Charitable Trust (as defined in Article VII of the Declaration of Trust) and the Trust shall have the right to purchase such shares, as provided in Article VII of the Declaration of Trust. On or after December 8, 2003, the Trust, at its option, upon giving notice as provided below, may redeem the Series C Preferred Shares, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share, plus all accumulated and unpaid distributions on such Series C Preferred Shares to the date of such redemption (the “Redemption Right”).

     (b) The redemption price of the Series C Preferred Shares (other than the portion thereof consisting of accumulated and unpaid distributions ) is payable solely out of the sale proceeds of other equity securities of the Trust, and from no other source. For purposes of the preceding sentence, “equity securities” means any equity securities (including Common Shares and Preferred Shares (as defined in the Declaration of Trust)), depositary shares, interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

     (c) If fewer than all of the outstanding Series C Preferred Shares are to be redeemed pursuant to the Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Board. If such redemption is to be by lot and, as a result of such redemption, any holder of Series C Preferred Shares would become a holder of a number of Series C Preferred Shares in excess of the Ownership Limit because such holder’s Series C Preferred Shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series C Preferred Shares of such holder such that no holder will hold in excess of the Ownership Limit subsequent to such redemption.

     (d) Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series C Preferred Shares shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series C Preferred Shares shall be redeemed unless all outstanding Series C Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase by the Trust of Series C Preferred Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for Federal income tax purposes or the purchase or acquisition of Series C Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all Series C Preferred Shares. In addition, unless full cumulative distributions on all Series C Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distributions periods and the then current distribution period, the Trust shall not purchase or otherwise acquire directly or indirectly any Series C Preferred Shares or any equity securities of the Trust ranking junior to or on a parity with the Series C Preferred Shares as to distributions or upon liquidation (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series C Preferred Shares as to distributions and upon liquidation).

     (e) Immediately prior to any redemption of Series C Preferred Shares, the Trust shall pay, in cash, any accumulated and unpaid distributions through the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series C Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares before Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series C Preferred Shares for which a notice of redemption has been given.

     (f) The following provisions set forth the procedures for redemption.

           (i) Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Trust, postage prepaid, no less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series C Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series C Preferred Shares except as to the holder to whom notice was defective or not given.

           (ii) In addition to any information required by law or by the applicable rules of any exchange upon which the Series C Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series C Preferred Shares to be redeemed; (D) the place or places where the Series C Preferred Shares are to be surrendered for payment of the redemption price; and (E) that distributions on the Series C Preferred Shares to be redeemed will cease to accumulate on such redemption date. If less than all of the Series C Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series C Preferred Shares held by such holder to be redeemed.

     (iii) On or after the redemption date, each holder of Series C Preferred Shares to be redeemed shall present and surrender the certificates representing his Series C Preferred Shares to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions up to the redemption date) shall be paid to or on the order of the person whose name appears on such certificate representing Series C Preferred Shares as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares represented by any such certificate representing Series C Preferred Shares are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

     (iv) From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series C Preferred Shares designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions up to the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the

Trust) on the Trust’s share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to the redemption date) of the Series C Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series C Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series C Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.

     (g) Any Series C Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Board.

(6) Voting Rights.

     (a) Holders of the Series C Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

     (b) Whenever distributions on any Series C Preferred Shares shall be in arrears for six or more quarterly periods (whether or not consecutive) (a “Preferred Distribution Default”), the holders of Series C Preferred Shares (voting as a single class with all other equity securities upon which like voting rights have been conferred and are exercisable (“Parity Preferred Shares”)) will be entitled to vote for the election of a total of two additional trustees of the Trust (the “Preferred Share Trustees”) at a special meeting called by the holders of at least 10% of the outstanding Series C Preferred Shares or the holders of at least 10% of any other series of Parity Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders) or, if the request for a special meeting is received by the Trust less than 90 days before the date fixed for the next annual or special meeting of shareholders, at the next annual meeting of shareholders, and at each subsequent annual meeting until all distributions accumulated on the Series C Preferred Shares for the past distribution periods and the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment in full.

     (c) If and when all accumulated distributions and the distribution for the then current distribution period on the Series C Preferred Shares shall have been paid in full or set aside for payment in full, the holders of Series C Preferred Shares shall be divested of the voting rights set forth in clause (b) above (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions and the distribution for the current distribution period have been paid in full or authorized by the Board and set aside for payment in full on all other series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Trustee so elected shall terminate. Any Preferred Share Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series C Preferred Shares when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Shares (voting as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series C Preferred Shares when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Shares (voting as a single class). The Preferred Share Trustees shall each be entitled to one vote per trustee on any matter.

     (d) So long as any Series C Preferred Shares remain outstanding, the Trust shall not, without the affirmative vote of the holders of at least two-thirds of the Series C Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class),

(i) authorize or create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to the Series C Preferred Shares with respect to payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust or reclassify any authorized equity securities of the Trust into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or (ii) amend, alter or repeal the provisions of the Declaration of Trust (including these Articles Supplementary), whether by merger or consolidation (in either case, an “Event”) or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Shares or the holders thereof; provided, however, that with respect to the occurrence of any Event set forth in (ii) above, so long as Series C Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity and such surviving entity may thereafter be the issuer of the Series C Preferred Shares, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series C Preferred Shares; and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other class or series of equity securities, or (y) any increase in the amount of authorized Series C Preferred Shares or any other class or series of equity securities, in each case ranking on a parity with or junior to the Series C Preferred Shares with respect to payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     (e) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series C Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(7) Conversion. The Series C Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust at the option of holders thereof.

(8) Application of Article VII. The Series C Preferred Shares are subject to the provisions of Article VII of the Declaration of Trust at the option of holders thereof.

EXHIBIT C

SERIES G PREFERRED SHARES

(1) Designation and Number. A series of Preferred Shares, designated as the “7.75% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest” (the “Series G Preferred Shares”), is hereby established. The number of Series G Preferred Shares shall be 9,200,000. The par value of Series G Preferred Shares shall be $.01 per share.

(2) Rank. The Series G Preferred Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Trust, rank (a) senior to all classes or series of Common Shares (as defined in the Declaration of Trust), and to all equity securities the terms of which provide that such equity securities shall rank junior to the Series G Preferred Shares; (b) on a parity with the 8.98% Series A Cumulative Redeemable Preferred Shares, the 5.25% Series B Convertible, Cumulative Preferred Shares, the 8 5/8% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, the Series E Cumulative Redeemable Preferred Shares (par value $.01 per share) and the Series F Cumulative Redeemable Preferred Shares (par value $.01 per share) classified and designated pursuant to resolutions previously adopted by the Board and/or a duly authorized committee thereof, and all other equity securities issued by the Trust, other than those equity securities referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Trust the terms of which specifically provide that such equity securities rank senior to the Series G Preferred Shares. The term “equity securities” shall not include convertible debt securities.

(3) Distributions.

     (a) Holders of Series G Preferred Shares shall be entitled to receive, when and as authorized by the Board, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 7.75% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $1.9375 per share). Such distributions shall cumulate on a daily basis and be cumulative from July 29, 2002 and shall be payable quarterly in equal amounts in arrears on the 15th day of March, June, September and December of each year or, if not a business day, the next succeeding business day, commencing September 16, 2002 (each a “Distribution Payment Date”). Any distribution payable on the Series G Preferred Shares for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be payable to holders of record as they appear in the share records of the Trust at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Board for the payment of distributions that is not more than 30 nor less than 10 calendar days immediately preceding such Distribution Payment Date (each, a “Distribution Record Date”).

     (b) Notwithstanding anything to the contrary contained herein, distributions on the Series G Preferred Shares shall cumulate whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accumulated but unpaid distributions on the Series G Preferred Shares will cumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption, as the case may be.

     (c) If, for any taxable year, the Trust elects to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended, or any successor revenue code or section (the “Code”)) any portion (the “Capital Gains Amount”) of the total distributions (as determined for United States federal income tax purposes) paid or made available for such taxable year to holders of all classes and series of Shares (as defined in the Declaration of Trust) (the “Total Distributions”), then the portion of the Capital Gains Amount that shall be allocable to holders of Series G Preferred Shares shall be in the same portion that the Total Distributions paid or made available to the holders of Series G Preferred Shares for such taxable year bears to the Total Distributions for such taxable year made with respect to all classes and series of Shares outstanding.

     (d) Except as provided in the following sentence, if any Series G Preferred Shares are outstanding, no distributions will be authorized or paid or set apart for payment on any equity securities of the Trust of any other class or series ranking, as to distributions, on a parity with or junior to the Series G Preferred Shares unless full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the Series G Preferred Shares for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series G Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series G Preferred Shares, all distributions authorized upon the Series G Preferred Shares and any other equity securities ranking on a parity, as to distributions, with the Series G Preferred Shares shall be authorized pro rata so that the amount of distributions authorized per Series G Preferred Share and each such other equity security shall in all cases bear to each other the same ratio that accumulated distributions per Series G Preferred Share and such other equity security (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such other equity securities do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series G Preferred Shares which may be in arrears.

     (e) Except as provided in clause (d), unless full cumulative distributions on the Series G Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Common Shares or other equity securities of the Trust ranking junior to the Series G Preferred Shares as to distributions and upon liquidation) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made upon the Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series G Preferred Shares as to distributions or upon liquidation, nor shall any Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series G Preferred Shares as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such equity securities) by the Trust (except by conversion into or exchange for other equity securities of the Trust ranking junior to the Series G Preferred Shares as to distributions and upon liquidation).

     (f) Holders of Series G Preferred Shares shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series G Preferred Shares as described above. Any distribution payment made on the Series G Preferred Shares shall first be credited against the earliest accumulated but unpaid distribution due with respect to such shares which remains payable.

     (g) In determining whether a distribution by dividend, redemption or other acquisition of the Trust’s equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.

(4) Liquidation Preference.

     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust (referred to herein sometimes as a “liquidation”), the holders of Series G Preferred Shares then outstanding shall be entitled to receive out of the assets of the Trust available for distribution to shareholders (after payment or provision for payment of all debts and other liabilities of the Trust) a liquidation preference in cash of $25.00 per share, plus an amount equal to all accumulated and unpaid distributions to but excluding the date of payment, before any distribution of assets is made to holders of Common Shares or any other equity securities of the Trust that rank junior to the Series G Preferred Shares as to liquidation rights.

     (b) If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Trust, the assets of the Trust are insufficient to make full payment to holders of Series G Preferred Shares and the corresponding amounts payable on all shares of other classes or series of equity securities of the Trust ranking on a parity with the Series G Preferred Shares as to liquidation rights, then the holders of the Series G Preferred Shares and all other such classes or series of equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     (c) Written notice of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 calendar days immediately preceding the payment date stated therein, to each record holder of the Series G Preferred Shares at the respective addresses of such holders as the same shall appear on the share transfer records of the Trust.

     (d) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series G Preferred Shares will have no right or claim to any of the remaining assets of the Trust.

     (e) None of a consolidation or merger of the Trust with or into another entity, a merger of another entity with or into the Trust, a statutory share exchange by the Trust or a sale, lease, transfer or conveyance of all or substantially all of the Trust’s property or business shall be considered a liquidation, dissolution or winding up of the Trust for the purposes of these Articles Supplementary.

(5) Redemption.

     (a) The Series G Preferred Shares are not redeemable prior to July 29, 2007. To ensure that the Trust remains qualified as a real estate investment trust (“REIT”) for United States federal income tax purposes, however, the Series G Preferred Shares shall be subject to the provisions of Article VII of the Declaration of Trust pursuant to which Series G Preferred Shares owned by a shareholder in excess of the Ownership Limit (as defined in Article VII of the Declaration of Trust) shall automatically be transferred to a Charitable Trust (as defined in Article VII of the Declaration of Trust) and the Trust shall have the right to purchase such shares, as provided in Article VII of the Declaration of Trust. On or after July 29, 2007, the Trust, at its option, upon giving notice as provided below, may redeem the Series G Preferred Shares, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share, plus all accumulated and unpaid distributions on such Series G Preferred Shares to but excluding the date of such redemption (the “Redemption Right”).

     (b) If fewer than all of the outstanding Series G Preferred Shares are to be redeemed pursuant to the Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Board. If such redemption is to be by lot and, as a result of such redemption, any holder of Series G Preferred Shares would become a holder of a number of Series G Preferred Shares in excess of the Ownership Limit because such holder’s Series G Preferred Shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series G Preferred Shares of such holder such that no holder will hold in excess of the Ownership Limit subsequent to such redemption.

     (c) Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series G Preferred Shares shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series G Preferred Shares shall be redeemed unless all outstanding Series G Preferred Shares are simultaneously redeemed. In addition, unless full cumulative distributions on all Series G Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distributions periods and the then current distribution period, the Trust shall not purchase or otherwise acquire directly or indirectly any Series G Preferred Shares or any equity securities of the Trust ranking junior to or on a parity with the Series G Preferred Shares as to distributions or upon liquidation (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series G Preferred Shares as to distributions and upon liquidation). The foregoing restrictions in this Section 5(c) shall not prevent the purchase by the Trust of Series G Preferred Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for United States federal income tax purposes or the purchase or acquisition of Series G Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all Series G Preferred Shares.

     (d) Immediately prior to any redemption of Series G Preferred Shares, the Trust shall pay, in cash, any accumulated and unpaid distributions up to the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series G Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares before Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series G Preferred Shares for which a notice of redemption has been given.

     (e) The following provisions set forth the procedures for redemption.

           (i) Notice of redemption will be mailed by the Trust, postage prepaid, no less than 30 nor more than 60 calendar days immediately preceding the redemption date, addressed to the respective holders of record of the Series G Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series G Preferred Shares except as to the holder to whom notice was defective or not given.

     (ii) In addition to any information required by law or by the applicable rules of any exchange upon which the Series G Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series G Preferred Shares to be redeemed; (D) the place or places where the Series G Preferred Shares are to be surrendered for payment of the redemption price; and (E) that distributions on the Series G Preferred Shares to be redeemed will cease to cumulate on such redemption date. If less than all of the Series G Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series G Preferred Shares held by such holder to be redeemed.

     (iii) On or after the redemption date, each holder of Series G Preferred Shares to be redeemed shall present and surrender the certificates representing his Series G Preferred Shares to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions up to the redemption date) shall be paid to or on the order of the person whose name appears on such certificate representing Series G Preferred Shares as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares represented by any such certificate representing Series G Preferred Shares are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

     (iv) From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series G Preferred Shares designated for redemption in such notice shall cease to cumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions to but excluding the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust’s share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to but excluding the redemption date) of the Series G Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series G Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to but excluding the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series G Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.

     (f) Any Series G Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Board.

(6) Voting Rights.

     (a) Holders of the Series G Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

     (b) Whenever distributions on any Series G Preferred Shares shall be in arrears for six or more quarterly periods (whether or not consecutive) (a “Preferred Distribution Default”), the holders of Series G Preferred Shares (voting as a single class with all other equity securities upon which like voting rights have been conferred and are exercisable (“Parity Preferred Shares”)) will be entitled to vote for the election of a total of two additional trustees of the Trust (the “Preferred Share Trustees”) at a special meeting called by the holders of at least 10% of the outstanding Series G Preferred Shares or the holders of at least 10% of any other series of Parity Preferred Shares so in arrears (unless such request is received less than 90 calendar days before the date fixed for the next annual or special meeting of shareholders) or, if the request for a special meeting is received by the Trust less than 90 calendar days before the date fixed for the next annual or special meeting of shareholders, at the next annual meeting of shareholders, and at each subsequent annual meeting until all distributions accumulated on the Series G Preferred Shares for the past distribution periods and the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment in full.

     (c) If and when all accumulated distributions and the distribution for the then current distribution period on the Series G Preferred Shares shall have been paid in full or authorized and a sum sufficient for the payment thereof set aside for payment in full, the holders of Series G Preferred Shares shall be divested of the voting rights set forth in clause (b) above (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions and the distribution for the current distribution period have been paid in full or authorized by the Board and set aside for payment in full on all other series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Trustee so elected shall terminate. Any Preferred Share Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series G Preferred Shares when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Shares (voting as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series G Preferred Shares when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Shares (voting as a single class). The Preferred Share Trustees shall each be entitled to one vote per trustee on any matter.

     (d) So long as any Series G Preferred Shares remain outstanding, the Trust shall not, without the affirmative vote of the holders of at least a majority of the Series G Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to the Series G Preferred Shares with respect to payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust or reclassify any authorized equity securities of the Trust into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or (ii) amend, alter or repeal the provisions of the Declaration of Trust (including these Articles Supplementary), whether by merger or consolidation (in either case, an “Event”) or otherwise, so as to materially and adversely affect any right, preference or voting power of the Series G Preferred Shares; provided, however, that with respect to the occurrence of any Event set forth in (ii) above, so long as Series G Preferred Shares remain outstanding with the terms thereof materially unchanged in any adverse respect, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity and such surviving entity may thereafter be the issuer of the Series G Preferred Shares, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences or voting powers of the Series G Preferred Shares; and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other class or series of equity securities, or (y) any increase in the amount of authorized Series G Preferred Shares or any other class or series of equity securities, in each case ranking on a parity with or junior to the Series G Preferred Shares with respect to payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, shall not be deemed to materially and adversely affect such rights, preferences or voting powers.

     (e) The foregoing voting provisions shall not apply if, at or prior to the time when the action with respect to which such vote would otherwise be required shall be effected, all outstanding Series G Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(7) Conversion. The Series G Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust at the option of holders thereof.

(8) Application of Article VII. The Series G Preferred Shares are subject to the provisions of Article VII of the Declaration of Trust.

57